UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024
 ______________________________
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1341 Horton Circle, Arlington, Texas 76011
(Address of principal executive offices)
(817) 390-8200
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	DHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of D.R. Horton, Inc. 2024 Stock Incentive Plan

On January 17, 2024, the stockholders of D.R. Horton, Inc. (the “Company”) approved the Company's 2024 Stock Incentive Plan (the "2024 Plan"). The Board of Directors of the Company approved the 2024 Plan on December 12, 2023 and it was submitted for approval by the Company's stockholders under proposal four in the Company's proxy statement ("Proxy Statement") for the Annual Meeting of Stockholders (the “Annual Meeting”) held on January 17, 2024. Under the 2024 Plan, 18,900,000 new shares are authorized for awards subject to adjustments and other terms and conditions described under proposal four in the Proxy Statement and the 2024 Plan.

The 2024 Plan is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On January 17, 2024, D.R. Horton, Inc. held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered: (1) the election of eight director nominees named in the Company’s proxy statement, (2) an advisory vote on the approval of executive compensation, (3) an advisory vote on the frequency of future advisory votes on executive compensation, (4) approval of the D.R. Horton, Inc. 2024 Stock Incentive Plan and (5) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2024. There were 332,999,691 shares of Common Stock eligible to be voted at this meeting and there were 304,146,781 shares of Common Stock represented in person or by proxy. The Annual Meeting voting results of the five listed matters were as follows:

(1).    Proposal One:  Election of Directors.  Stockholders elected each of the following nominees as a director to hold office until the 2025 Annual Meeting and until his or her successor is duly elected and qualified based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
Donald R. Horton	251,847,479	36,374,874	93,178	15,831,250
Barbara K. Allen	266,326,537	20,831,878	1,157,116	15,831,250
Brad S. Anderson	277,497,133	10,712,956	105,442	15,831,250
David V. Auld	268,828,947	19,381,633	104,951	15,831,250
Michael R. Buchanan	267,194,431	21,013,897	107,203	15,831,250
Benjamin S. Carson, Sr.	247,751,067	40,456,289	108,175	15,831,250
Maribess L. Miller	285,405,841	2,809,454	100,236	15,831,250
Paul J. Romanowski	280,781,312	7,429,525	104,694	15,831,250

(2).    Proposal Two: Advisory Vote on the Approval of Executive Compensation. Stockholders approved the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes
256,237,053	31,901,467	177,011	15,831,250

(3).    Proposal Three: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The majority of stockholders voted for the frequency of future advisory votes on executive compensation to be held on an annual basis. Based on the following votes, the Company has determined to hold the vote on the approval of executive compensation annually until the next advisory vote regarding the frequency of such votes, which would occur no later than the Company's 2030 Annual Meeting of Stockholders.

One Year	Two Years	Three Years	Abstain
281,132,247	110,317	6,866,002	206,965

(4).    Proposal Four: Approval of the D.R. Horton, Inc. 2024 Stock Incentive Plan. Stockholders approved the Company's 2024 Stock Incentive Plan based on the following votes.

For	Against	Abstain	Broker Non-Votes
277,422,425	10,751,732	141,374	15,831,250

(5).    Proposal Five: Ratify the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm. Stockholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024 based on the following votes.

For	Against	Abstain
303,532,046	240,980	373,755

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	10.1	D.R. Horton, Inc. 2024 Stock Incentive Plan.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	January 18, 2024	By:	/s/ THOMAS B. MONTAÑO
Thomas B. Montaño
Senior Vice President and Corporate Secretary

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